Exhibit 10.2

SECURED TERM NOTE

FOR VALUE RECEIVED, GLOBAL PAYMENT TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to GLOBAL PAYMENT TECHNOLOGIES AUSTRALIA PTY. LTD., an Australian company (the “Holder”) the sum of FOUR HUNDRED FORTY THOUSAND 00/100 UNITED STATES DOLLARS (US$440,000) (the “Principal Amount”), together with accrued and unpaid interest hereon, on January 15, 2009 (the “Maturity Date”) if not sooner paid. Capitalized terms not defined herein shall have the meaning ascribed to them in the Security Agreement between the parties of even date with this Note.

ARTICLE I

INTEREST & PAYMENT

1.1    Interest and Principal. Subject to Section 3.1 hereof, interest payable on this Note shall accrue at a rate per annum (the “Interest Rate”) equal to the “prime rate” published in The Wall Street Journal from time to time, plus three percent (3.0%). The prime rate shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be effective as of the day of the change in such rate. The Interest Rate shall not be less than nine percent (9.00%). Interest only shall be payable monthly in arrears commencing on February 15, 2008, and on the first day of each consecutive calendar month thereafter (each, a “Repayment Date”), and on the Maturity Date, whether by acceleration or otherwise. On the Maturity Date, the Principal Amount and all accrued but unpaid interest shall be due and payable in full.  Upon an Event of Default, and so long as that Event of Default continues, an interest rate of eighteen percent (18.00%) per annum shall apply. All payments hereunder shall be applied first to the payment of interest and then to the outstanding Principal Amount. The Note is issued pursuant to the Securities Purchase Agreement dated as of this date by and among Holder, Exfair Pty. Ltd. and the Company (the “Agreement”).

1.2        Payment Date. If any payment of the Principal Amount or interest becomes due on a Saturday, Sunday or any other day which is not a business day, such payment shall be deferred to, and shall be payable on, the next business day.

1.3        Prepayment. This Note may be prepaid in whole or in part without premium or penalty, any time.

1.4        Use of Proceeds. The Company shall notify Holder in writing of any outstanding expense or payment to be paid by the Company following the date of this Note in excess of $1,000. The Company shall not make any such payment in excess of $1,000 or payments in the aggregate of more than $5,000 without Holder’s prior written approval. The Company agrees that any breach of this Section 1.4 constitutes a material breach under this Note.

ARTICLE II

SECURED INDEBTEDNESS; EVENTS OF DEFAULT

2.1        Secured Indebtedness. The indebtedness represented by this Note is secured pursuant to the Security Agreement of even date hereof in favor of Holder.

2.2        Events of Default. The entire unpaid principal amount and any interest accrued thereafter, if any, of this Note shall forthwith become and, at Holder’s option, be due and payable if any one or more the following events (“Events of Default”) shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or be affected or come about by operation of law pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing. An Event of Default shall occur:

(i)        if failure shall be made in the payment of the principal on the Note when and as the same shall become due and such failure shall continue for a period of five (5) business days after such payment is due;

(ii)       if the Company shall violate or breach any of the representations, warranties and covenants contained in the Note or the Agreement and such violation or breach shall continue for thirty (30) days after written notice of such breach shall been received by the Company from the Holder (except for any violation or breach of Section 1.4 which shall immediately constitute an Event of Default);

(iii)      if the Company or any Significant Subsidiary (which term shall mean any subsidiary of the Company which would be considered a significant subsidiary, as defined in Rule 1-02 of Regulation S-X of the SEC) (with the consent of either Prior Director) shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company or any Significant Subsidiary, in any such proceeding, or shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, or shall, in a petition in bankruptcy filed against it or them be adjudicated a bankrupt, or the Company or any Significant Subsidiary or their directors or a majority of its stockholders shall vote to dissolve or liquidate the Company or any Significant Subsidiary other than a liquidation involving a transfer of assets from a Subsidiary to the Company or another Subsidiary; or

(iv)      if an involuntary petition shall be filed against the Company or any Significant Subsidiary seeking relief against the Company or any Significant Subsidiary under any now existing or future bankruptcy, insolvency or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, and such petition shall not be vacated or set aside within thirty (30) days from the filing thereof; or

(v)       if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without consent of the Company or any Significant Subsidiary, a receiver, trustee or liquidator of the Company or any Significant Subsidiary, or of all or any substantial part of the property of the Company or any Significant Subsidiary, or approving a petition filed against the Company or any Significant Subsidiary seeking a reorganization or arrangement of the Company or any Significant Subsidiary under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, or any substantial part of the property of the Company or any Significant Subsidiary shall be sequestered; and such order, judgment or decree shall not be vacated or set aside within thirty (30) days from the date of the entry thereof;

(vi)      if, under the provisions of any law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or any Significant Subsidiary or of all or any substantial part of the property of the Company or any Significant Subsidiary and such custody or control shall not be terminated within thirty (30) days from the date of assumption of such custody or control;

(vii)     if the Company fails to file its Annual Report on Form 10-K with the Securities and Exchange Commission via EDGAR for its fiscal year ended September 30, 2007 which shall include audited financial statements in compliance with federal securities laws, on or prior to January 22, 2008.

Upon the occurrence of an Event of Default, the Holder shall have all of the rights and remedies contained in the Security Agreement, including, without limitation, the right, at its option, to declare all indebtedness, including principal, accrued interest and all other payments under this Note to be immediately due and payable.

ARTICLE III

MISCELLANEOUS

3.1        Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. Notwithstanding the provisions of this Note, if the rate of interest payable hereunder is limited by law, the rate payable hereunder shall be the lesser of: (a) the rate set forth in this Note; or (b) the maximum rate permitted by law.

3.2        Waiver of Presentment and Notice. The Borrower and any endorser or other person liable under this Note (if any) expressly agree that (a) presentment, notice of dishonor, and protest, notice of protest and any and all demands or notices are hereby waived.

3.3        Assignment. This Note may not be assigned by Borrower without the prior written consent of the Holder. A merger or consolidation of the Borrower with or into any other corporation or other entity shall be deemed to be an assignment hereof, unless immediately after that event the stockholders of the Borrower immediately prior to any such transaction are holders of at least a majority of the voting power of the surviving corporation or entity, or of the acquiring corporation or entity or the entity controlling the surviving corporation.

3.4        Failure or Indulgence Not Waiver. No delay or omission by Holder in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between Holder and Borrower or any other person shall be deemed a waiver by Holder of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Holder or the exercise of any other right, remedy, power or privilege by Holder. The rights and remedies of Holder described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity.

3.5        Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; or (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); in each case properly addressed to the party to receive the same. All communications shall be sent to the Borrower at the address provided in the Securities Purchase Agreement executed in connection herewith, with a copy to Edward Mandell, Esq., Troutman Sanders LLP, 405 Lexington Avenue, New York, New York 10174, facsimile number (212) 704-6288, and to the Holder at the address provided in the Securities Purchase Agreement for such Holder, with a copy to David Crompton, Church & Grace, Level 3, 65 Martin Place, Sydney NSW 2000, GPO Box 4327 Sydney NSW 2001 facsimile number +61 2 9221 6771 and Michael D. Donahue, Esq., Richardson & Patel LLP, 10900 Wilshire Blvd., Suite 500, Los Angeles, CA. 90024, facsimile number (310) 208-1154, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto.

3.6        Successors and Assigns. Subject to the exceptions specifically set forth in this Note, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

3.7        Loss or Mutilation of Note. Upon receipt by Borrower of evidence satisfactory to Borrower of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to Borrower, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Borrower shall execute and deliver to Holder a new promissory note of like tenor and denomination as this Note.

3.8        GOVERNING LAW; VENUE. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE BORROWER AND THE HOLDER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF NEW SOUTH WALES, AUSTRALIA AND COURTS HAVING JURISDICTION TO HEAR APPEALS FROM SUCH FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE BORROWER OR THE HOLDER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE BORROWER OR THE HOLDER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE BORROWER AND THE HOLDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

3.9        Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

3.10      Waiver and Amendment. Any term of this Note may be amended, waived or modified only with the written consent of Borrower and Holder.

3.11      Remedies; Costs of Collection; Attorneys’ Fees. If an Event of Default occurs, Borrower agrees to pay, in addition to the Principal Amount and Interest payable thereon, attorneys’ fees and any other costs incurred by Holder in connection with its pursuit of its remedies under this Note.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name this 15th day of January, 2008.

GLOBAL PAYMENT TECHNOLOGIES, INC.
By: /s/ William McMahon
Name: William McMahon
Title: Chief Executive Officer